[FORM OF WARRANT CERTIFICATE]

[FACE]

Number	Warrants

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M. NEW YORK CITY TIME, [                    ], 2012

ORBIT ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP ________

WARRANT CERTIFICATE

This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of a warrant or warrants (the “Warrants”, and the words “holders” or “holder” meaning the registered holders or registered holder of the Warrants) to purchase shares of Common Stock, $.0001 par value (the “Common Stock”), of Orbit Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable as provided in the Warrant Agreement upon surrender of this Warrant Certificate and payment of the Exercise Price (or on a cashless basis if permitted by the terms of the Warrant Agreement) at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fraction of a share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the holder. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $7.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

ORBIT ACQUISITION CORP.
By:
Name:	Garry N. Hubbard
Title:	Chief Executive Officer

Countersigned:

Dated: ________, 20__

The Bank of New York

as Warrant Agent

By
Authorized Signatory

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [                 ], 2008 (the “Warrant Agreement”), duly executed and delivered by the Company to The Bank of New York, a New York banking corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” if permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Public Warrant Shares to be issued upon exercise of the Warrants is effective under the Act and (ii) a prospectus thereunder relating to the Public Warrant Shares is current. In no event shall the Company be required to issue unregistered shares upon the exercise of any Warrant or to net cash settle any Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round up or down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate an equal number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

ELECTION TO PURCHASE

(TO BE EXECUTED UPON EXERCISE OF WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Orbit Acquisition Corp. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________.

Date: __________, 20__
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).